AMENDED AND RESTATED
                             EMPLOYMENT AGREEMENT

                                    Between

                      J. D. MEIER INSURANCE AGENCY, INC.

                                      and




                          Dated as of June 30, 1998








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                             EMPLOYMENT AGREEMENT

      This Amended and Restated Employment  Agreement (this "Agreement") between
J. D. MEIER INSURANCE AGENCY, INC., a North Dakota corporation, and David Clausnitzer (the "Employee"), is dated as of June 30, 1998.

                             W I T N E S S E T H:

      WHEREAS, J.D. Meier Insurance Agency, Inc., now known as BNC Insurance, Inc. (the "Company") and the Employee are parties to that certain Amended and Restated Agreement and Plan of Merger (the "Merger Agreement") dated December 19, 1997 pursuant to which Lips & Lahr, Inc., a North Dakota corporation ("L & L"), was merged with and into the Company;

      WHEREAS, on January 1, 1998, the parties hereto executed that certain Employment Agreement pursuant to which Employee became an employee of the Company (the "Employment Agreement");

     WHEREAS, the parties hereto desire to amend the Employment Agreement and, as amended, to restate it in its entirety;

      WHEREAS, the parties hereto intend that this Agreement shall supersede all provisions of the Employment Agreement and any addendums or amendments thereto;

      WHEREAS, Employee was a shareholder and officer and key employee of L & L and, in connection with the transactions contemplated by the Merger Agreement, received consideration for his shares of common stock in L & L;

      NOW, THEREFORE, for and in consideration of the consummation of the transactions contemplated by the Merger Agreement, the employment of Employee by the Company and the payment of wages, salary and other compensation to the Employee by the Company, the parties hereto agree as follows:

      The Company and the Employee agree as follows:

      1. This agreement shall be deemed to be effective as of January 1, 1998, and shall govern the obligations of the parties hereto, including, without limitation, amounts owed to Employee under Sections 4 (a) (i), (ii) and (iii) during the period from January 1, 1998 to the date hereof, as if the Agreement had been executed and delivered by the parties hereto on January 1, 1998.

      2. Employment. Subject to the terms and conditions of this Agreement, the Company hereby agrees to employ Employee, and Employee agrees to serve as an employee of the Company for the period beginning on January 1, 1998 through December 31, 2000. All provisions herein governing a party's rights and obligations upon the termination of Employee's employment shall survive the termination of this Agreement.


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      3.    Duties; Place of Performance.

            (a) Duties. The Company agrees to employ Employee, and Employee agrees to be so employed, in such capacity and having such duties as are assigned to the Employee from time to time by the Company. The Employee accepts such employment and agrees that, during the term of this Agreement, the Employee will devote all of his business time and attention to the business of the Company and that he will not be employed by any other business or engage in any other business activity that would interfere with his ability to perform the duties required of him under this Agreement or would constitute a conflict between his personal or financial interests and the business or financial interests of the Company and its parent company, BNCCORP, Inc.

      4. Compensation and Benefits. The Company shall provide the Employee with the compensation and benefits described below:

            (a)   1998

                  (i) Beginning January 1, 1998, the Employee shall receive a monthly commission draw of ______________.

                  (ii) At the end of the first calendar quarter of 1998 (March 31, 1998), the total commission draws received to date shall be compared with the amount of commission income earned by the Employee for his/her production during the first calendar quarter of 1998 as calculated in accordance with the production levels, commission rates and formula presented in Exhibits A and A-1 attached hereto, and the Employee shall be paid 75 percent of the amount by which the calculated commission income earned exceeds the total commission draws received through March 31, 1998. Any amount payable to the Employee as a result of this calculation shall be paid along with the Employee's commission draw for the month of April, 1998 on the regularly scheduled date of the payroll run for the Company for April 1998.

                  (iii) At the end of the second quarter of 1998 (June 30, 1998), the total commission draws received during the first six months of 1998 plus any amount received pursuant to (4) (a) (ii) above shall be compared with the amount of commission income earned by the Employee for his/her production during the first two calendar quarters of 1998 as calculated in accordance with Exhibits A and A-1 attached hereto, and the Employee shall be paid 75 percent of the amount by which the calculated commission income earned exceeds the total commission draws paid through June 30, 1998 plus any amount received pursuant to
(4) (a) (ii) above. Any amount payable to the Employee as a result of this calculation shall be paid along with the Employee's commission draw for the month of July, 1998 on the regularly scheduled date of the payroll run for the Company for July 1998.

                  (iv) At the end of the third quarter of 1998 (September 30, 1998), the total commission draws received during the first nine months of 1998 plus any amounts received pursuant to (4) (a) (ii) and (iii) above shall be compared with the amount of commission income earned by the Employee for his/her production during the first three calendar quarters of 1998 as calculated in accordance with Exhibits A and A-1 attached hereto, and the Employee shall be paid 75 percent of


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the amount by which the  calculated  commission  income earned exceeds the total commission draws paid through September 30, 1998 plus any amounts received pursuant to (4) (a) (ii) and (iii) above. Any amount payable to the Employee as a result of this calculation shall be paid along with the Employee's commission draw for the month of October, 1998 on the regularly scheduled date of the payroll run for the Company for October 1998.

                  (v) At the end of the fourth quarter of 1998 (December 31, 1998), the total commission draws received during 1998 plus any amounts received pursuant to (4) (a) (ii), (iii) and (iv) above shall be compared with the amount of commission income earned by the Employee for his/her production during 1998 as calculated in accordance with Exhibits A and A-1 attached hereto, and the Employee shall be paid a final adjustment equal to 100 percent of the amount by which the calculated commission income earned exceeds the total commission draws paid through December 31, 1998 plus any amounts received pursuant to (4) (a)
(ii), (iii) and (iv) above. Any amount payable to the Employee as a result of this calculation shall be paid along with the Employee's commission draw for the month of January, 1999 on the regularly scheduled date of the payroll run for the Company for January 1999. In the event the amount of total commission draws paid through December 31, 1998 plus any amounts received pursuant to (4) (a)
(i), (ii) and (iii) exceeds the amount of calculated commission income earned for the year ended December 31, 1998, the Company shall reduce the amount of the Employee's commission draw for January 1999 by that amount.

            (b)   1999

                  (i) Beginning January 1, 1999, the Employee shall receive a monthly commission draw equal to an amount established by the Company and based on the Employee's production during 1998.

                  (ii) At the end of the first, second and third quarters of 1999, the Company will follow the same process as indicated in (4) (a) (ii),
(iii) and (iv) above, except that the commission rates used in the calculations will be those rates presented in Exhibit A attached hereto as applicable to 1999.

                  (iii) At the end of the fourth quarter of 1999, the Company will follow the same process as indicated in (4) (a) (v) above, except that the commission rates used in the calculations will be those rates presented in Exhibit A attached hereto as applicable to 1999.

            (c)   2000

                  (i) Beginning January 1, 2000, the Employee shall receive a monthly commission draw equal to an amount established by the Company and based on the Employee's production during 1999.

                  (ii) At the end of the first, second and third quarters of 2000, the Company will follow the same process as indicated in (4) (a) (ii),
(iii) and (iv) above, except that the


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commission  rates used in the  calculations  will be those  rates  presented  in
Exhibit A attached hereto as applicable to 2000.

                  (iii) At the end of the fourth quarter of 2000, the Company will follow the same process as indicated in (4) (a) (v) above, except that the commission rates used in the calculations will be those rates presented in Exhibit A attached hereto as applicable to 2000.

            (b) Bonus. An annual incentive bonus with respect to the services provided by the Employee. The amount of the annual incentive bonus shall be determined from time to time by the Company. The parties acknowledge and agree that the award of bonuses by the Company is discretionary and that this Section 3(b) imposes no obligation on the Company to award a bonus to the Employee.

            (c)   Other Benefits.

                  A. Expenses. During the term of Employee's employment hereunder, Employee shall be entitled to receive prompt reimbursement for all reasonable and necessary expenses incurred by Employee in performing services hereunder, including all travel and living expenses while away from home on business or at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company.

                  B. Benefits. Employee shall be entitled to participate in or receive benefits under any group health or other employee benefit plan or arrangement that is made available by the Company to its key management employees, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements.

                  C. Vacations. Employee shall be entitled to the vacation benefits, sick days and other holidays as are set forth in and in accordance with the provisions of "BNCCORP and Subsidiaries Personnel Manual" applicable to all employees of BNCCORP, Inc. and its subsidiaries (the "Personnel Manual") unless Employee and the Company have agreed, in writing, to a waiver of any of the provisions of the Personnel Manual, in which case such written agreement shall prevail.


      5.    Termination of Employment.

            (a) Death. The Employee's status as an employee shall terminate upon the Employee's death during the term of this Agreement.

            (b) Disability. If the Employee is incapable because of physical or mental illness of satisfactorily discharging his duties under this Agreement for a period of 90 consecutive days, the Company may determine that the Employee has become disabled. If the Company makes such a determination, the Company shall have the right, at any time during the period that such disability continues to terminate the status of Employee as an employee. Any such termination shall become effective 30 days after such notice of termination is given, unless within such 30-day period the


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Employee  becomes  capable of  resuming  the duties  contemplated  hereby (and a physician chosen by the Company so certifies in writing) and the Employee in fact resumes such duties.

            (c) By the Company for Cause. The Company may terminate the Employee's status as an employee for Cause. As used herein, "Cause" shall mean
(i) the willful and continuing failure by the Employee to perform the duties contemplated by this Agreement (other than any failure resulting from a disability of the type specified in Section 5(b)) within a reasonable period of time after a written demand for performance is delivered to the Employee, (ii) the indictment of or formal charges being brought against Employee alleging the commission of a felony or other crime involving moral turpitude, (iii) the willful engaging by the Employee in misconduct injurious to the Company or (iv) the Employee's willful breach of any provision of this Agreement.

      6.    Compensation Upon Termination or During Disability.

            (a) During any period that Employee fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, Employee shall continue to receive his full commission income calculated in accordance with the production levels, commission rates and formula presented in Exhibits A and A-1 attached hereto until his employment is terminated in accordance with the terms hereof, provided that payments so made to Employee during the first 90 days of the disability period shall be reduced by the sum of the amounts, if any, payable to Employee at or prior to the time of any such payment under disability benefit plans of the Company or under the Social Security disability insurance program, and which amounts were not previously applied to reduce any such payment.

            (b) If Employee's employment shall be terminated by death or by the Company for Cause, the Company shall pay Employee his commission income calculated in accordance with the production levels, commission rates and formula presented in Exhibit A and A-1 attached hereto through the date of termination and the Company shall have no further obligations to Employee under this Agreement.


      7. Covenant Not To Compete. During the term of this Agreement and if for a period of two years thereafter, commencing with the date of such termination of employment, Employee shall not directly or indirectly, own, manage, operate, control, be employed by, participate in, or be connected in any manner with the ownership, management, operation or control of any corporation, association, partnership, limited liability company or other business organization or enterprise providing insurance brokerage services of any type located in ___________ county, North Dakota. In addition, the Employee shall not directly or indirectly solicit any customers of the Company or otherwise disrupt any previously established relationship existing between a customer and the Company.

      8. Confidential Information. The Employee acknowledges that (a) during the period of Employee's employment with the Company, and as a part of his employment, the Employee will be afforded access to Confidential Information and
(b) public disclosure of such Confidential


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Information  could have an adverse effect on the Employer and its business.  For purposes hereof, the term "Confidential Information" means any and all:

            (a) trade secrets concerning the business and affairs of the Company and its parent company, BNCCORP, Inc. , know-how, processes, designs, ideas, past, current, and planned research and development, current and planned distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs, computer software and database technologies, systems and structures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information) and any other information, however documented, that is normally considered in the industry to be a trade secret; and

            (b) information concerning the business and affairs of the Company (which includes historical financial statements, financial projections and budgets, the names and backgrounds of key personnel, personnel training and techniques and materials, and similar information, however documented); and

            (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Company containing or based, in whole or in part, on any information included in the foregoing.

The term "Confidential Information" shall not include, however, any information that is in the public domain (other than information in the public domain by reason of its wrongful release by Employee) or that Employee learned from sources outside of the Company or that has been released by the Company to the public.

            (d) The Employee will not remove from the Company's premises (except to the extent such removal is for purposes of the performance of the Employee's duties at home or while traveling, or except in furtherance of the business of the Company or as otherwise specifically authorized by the Company) any Confidential Information. The Employee recognizes that, as between the Company and the Employee, all of the Confidential Information, whether or not developed by the Employee, are the exclusive property of the Company.

            (e) The Employee shall hold in a fiduciary capacity for the benefit of the Company all Confidential Information which shall have been obtained by Employee during Employee's employment (whether prior to or after the effective date hereof) and shall use such Confidential Information solely within the scope of his employment with and for the exclusive benefit of the Company. At the end of the employment term, Employee agrees (i) not to communicate, divulge or make available to any person or entity (other than the Company) any such Confidential Information, except upon the prior written authorization of the Company or as may be required by law or legal process, and (ii) to deliver promptly to the Company any Confidential Information in his possession, including any duplicates thereof and any notes or other records Employee has prepared with respect thereto. In the event that the provisions of any applicable law or the order of any court would require Employee to disclose or otherwise make available any Confidential Information then Employee shall give the Company prompt prior


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written  notice of such required  disclosure  and an  opportunity to contest the requirement of such disclosure or apply for a protective order with respect to such Confidential Information by appropriate proceedings.

      9.    Binding Effect.

            (a) This Agreement shall be binding upon and inure to the benefit of the Company and any of its successors or assigns.

            (b) This Agreement is personal to the Employee and shall not be assignable by the Employee without the consent of the Company (there being no obligation to give such consent) other than such rights or benefits as are transferred by will or the laws of descent and distribution.

            (c) The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the assets or businesses of the Company (i) to assume unconditionally and expressly this Agreement and (ii) to agree to perform all of the obligations under this Agreement in the same manner and to the same extent as would have been required of the Company had no assignment or succession occurred, such assumption to be set forth in a writing reasonably satisfactory to the Employee. In the event of any such assignment or succession, the term "Company" as used in this Agreement shall refer also to such successor or assign.

      10. Notices. Any notice or other communication required under this Agreement shall be in writing, shall be deemed to have been given and received when delivered in person, or, if mailed, shall be deemed to have been given when deposited in the United States mail, first class, registered or certified, return receipt requested, with proper postage prepaid, and shall be deemed to have been received on the third business day thereafter, and shall be addressed as follows:



      If to the Company, addressed to:

      BNC Insurance, Inc.
      322 East Main
      Bismarck, ND  58501
      Attn: James Bierdeman
      If to the Employee, addressed to:




or such other address as to which any party hereto may have notified the other in writing.



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      11.  Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of North Dakota.

      12. Entire Agreement. This Agreement and the documents referred to herein contain the entire arrangement or understanding between the Employee and the Company relating to the employment of the Employee by the Company. No provision of the Agreement may be modified or amended except by an instrument in writing signed by both parties.

      13. Severability. If any term or provision of this Agreement, or the application thereof to any person or circumstance, shall at any time or to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby and each term and provision of this Agreement shall be valid and enforced to the fullest extent permitted by law.

      14. Waiver of Breach. The waiver by either party of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach thereof.

      15. Beneficiaries. Whenever this Agreement provides for any payment to be made to the Employee or his estate, such payment may be made instead to such beneficiary or beneficiaries as the Employee may have designated in writing and filed with the Company. The Employee shall have the right to revoke any such designation from time to time and to redesignate any beneficiary or beneficiaries by written notice to the Company.

      16. Survival. The rights and obligations of the Company and the Employee contained in Sections 6, 7, 8 and 9 of this Agreement shall survive the termination of the Agreement. Following the termination of this Agreement, each party shall have the right to enforce all rights, and shall be bound by all obligations, of such party that are continuing rights and obligations under this Agreement.

      17. Expenses of Enforcement. If either party shall successfully seek to enforce any provision of this Agreement or to collect any amount claimed to be due hereunder, such successful party shall be entitled to be reimbursed by the other party for any and all of its out-of-pocket expenses, including reasonable attorneys' fees, incurred in connection with such enforcement and/or collection.

      18. Remedy; Exclusivity. No remedy specified herein shall be deemed to be such party's exclusive remedy, and accordingly, in addition to all of the rights and remedies provided for in this Agreement, the parties shall have all of the rights and remedies provided to them by applicable law, rule or regulation.

      19. Company's Reservation of Rights. The Employee acknowledges and understands that the Employee serves at the pleasure of and that the Company has the right at any time to terminate Employee's status as an employee of the Company, or to change his job responsibilities consistent with the terms of this Agreement.


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      20.  Counterparts.   This  Agreement  may  be  executed  in  one  or  more
counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

                                    BNC INSURANCE, INC.


                                    By:
                                                        President

                                    Employee:



                                                        Employee



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